SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the commission Only (as permitted by rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          GUM TECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)0 and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          GUM TECH INTERNATIONAL, INC.
                             246 East Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617
        -----------------------------------------------------------------
                           NOTICE AND PROXY STATEMENT
                       For Annual Meeting of Shareholders
                           To Be Held on July 17, 1998
        -----------------------------------------------------------------

To the Holders of Our Common Stock:

     The Annual Meeting of Shareholders (the "Annual Meeting") of Gum Tech International, Inc. (the "Company") will be held at the Company's headquarters, 246 East Watkins Street, Phoenix, Arizona 85004, on July 17, 1998 at 10:00 AM, local time, to consider and act upon the following proposals:

     1. To elect five directors to the Company's Board of Directors to serve for the next year or until their successors are elected.

     2. To approve an amendment to the Articles of Incorporation of the Company increasing the number of authorized shares of the Company's Common Stock from 10 million shares to 20 million shares.

     3. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to be considered at the Annual Meeting.

     The Board of Directors has fixed the close of business on May 27, 1998 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1997 Annual Report to Shareholders which includes the Company's financial statements was mailed with this Notice and Proxy Statement on or about June 8, 1998 to all Shareholders of record as of the record date. The officers and directors of the Company cordially invite you to attend the Meeting.

     Your attention is directed to the attached Proxy Statement.

                                          By Order of the Board of Directors,



                                          /s/  William J. Hemelt
                                          --------------------------------------
                                          William J. Hemelt
                                          Secretary
Phoenix, Arizona
June 8, 1998



--------------------------------------------------------------------------------
                                    IMPORTANT
Shareholders are earnestly requested to DATE, SIGN and MAIL the enclosed proxy. A postage paid envelope is provided for mailing.
--------------------------------------------------------------------------------

                          GUM TECH INTERNATIONAL, INC.

                             246 East Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617

                                 PROXY STATEMENT


     Proxies in the form enclosed are solicited by the Board of Directors of Gum Tech International, Inc., a Utah corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held on July 17, 1998, and any adjournment thereof. The proxy materials were mailed on or about June 8, 1998 to shareholders (the "Shareholders") of record as of the close of business on May 27, 1998 (the "Record Date").

     A person soliciting the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 246 East Watkins Street, Phoenix, Arizona 85004.

     The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of stock. Solicitation by the Company will be by mail, except for any incidental personal solicitation made by directors, officers and employees of the Company, who will receive no additional compensation therefor.

                          VOTING SECURITIES OUTSTANDING

     As of May 27, 1998, the record date for shareholders entitled to vote at the meeting, there were 6,136,460 outstanding shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter of business to be considered at the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, will constitute a quorum.

                               BOARD OF DIRECTORS

In General

     At the Annual Meeting, five directors will be elected, each to hold office until the Company's next annual meeting of Shareholders or until his successor is elected and qualified. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     For information regarding the nominees proposed for election at the Annual Meeting, see "Information Concerning Directors, Nominees and Executive Officers" in the following section.

Information Concerning Directors, Nominees and Executive Officers

     The following sets forth certain information with respect to directors, nominees to the Board of Directors and executive officers of the Company with the year in which each of the director's term expires in parentheses.


         Name                 Age     Position With Company and Tenure
         ----                 ---     --------------------------------

Bruce A. Jorgenson, M.D.      54      Chairman of the Board of Directors
                                      since 1998 (1998)

Gary S. Kehoe                 39      President since 1998, Chief Operating
                                      Officer since 1995, Director (1998)

William D. Boone              50      Director since 1998 (1998)

William J. Hemelt             44      Secretary, Treasurer, Chief Financial
                                      Officer since June, 1998 (Principal
                                      Financial Officer)

W. Brown Russell, III         42      Director since 1998 (1998)

William A. Yuan               37      Director since 1998 (1998)

     In February of 1998, Messrs. Kern, Kwait, Kessler, and Peckman resigned as directors, in March 1998, William G. Meris resigned as a director, and in May 1998, Mr. Ratcliff resigned as a director. Jeffrey L. Bouchy resigned as Principal Financial Officer in June 1998.

     Bruce A. Jorgenson, M.D. is a pediatrician in Layton, Utah for Wee Care Pediatrics, one of the largest pediatric care centers in the state of Utah. In 1986, Dr. Jorgenson founded Wee Care Pediatrics and was the sole proprietor until April 1998, when he sold the practice to Kelson Physician Partners. Dr. Jorgenson earned his Doctor of Medicine from Temple University in 1970 and completed his residency in 1973. From 1973-1986, Dr. Jorgenson had a pediatric practice in Philadelphia, Pennsylvania.

     Gary S. Kehoe was employed by Planters/LifeSavers, a division of Nabisco Food Group in various capacities, including Senior Food Technologist, responsible for functional and nutriceutical products in the confectionery division. He developed or co-developed several new technologies, processes, and products, including CareFree, Bubble Yum, Fruit Stripe, and Beech Nut. Mr. Kehoe currently is listed as inventor or co-inventor on 22 U.S. Patents filed by Nabisco and Gum Tech. Mr. Kehoe left Nabisco in 1995 to join Gum Tech as a director and Chief Operating Officer. He was responsible for the construction of the manufacturing facility and for the research and development of gum products. In February 1998 the board of directors appointed Mr. Kehoe as President on an interim basis to reorganize and restructure the Company.

     William D. Boone joined the Company in March 1998 as a Manufacturing Process Engineer. Mr. Boone has 30 years experience in small business management and sales growth. In 1976, Mr. Boone co-founded Trade Printers, Inc., a Phoenix-based wholesale printing manufacturer. Mr. Boone was responsible for increasing sales from start-up to $6 million annually.

     William J. Hemelt joined the Company in June 1998 as it Chief Financial Officer, Treasurer, and Secretary. From 1980 to 1997 Mr. Hemelt held a variety of financial positions with the Arizona Public Service Company, Arizona's largest utility, including 6 years as Treasurer and 4 years as Controller. Mr. Hemelt earned a Master of Business Administration degree in 1976 and a Bachelor of Science in Electrical Engineering from Lehigh University in 1974.

     W. Brown Russell, III joined the Company in March 1998 as the Special Advisor to the President. As a registered investment advisor, Mr. Russell has operated Brown Russell Investment Services, Inc., a private money management firm, since 1994. From 1987 to 1994, Mr. Russell was the President of Capital Investment Properties, a real estate and property management firm based in Athens, Georgia. During this time, Mr. Russell was also a partner in the law firm of Russell & Russell. After graduating from the University of Georgia
School of Law in 1985, Mr. Russell clerked for Judge Thomas Reavley in the United States 5th Circuit Court of Appeals. In 1980, Mr. Russell earned a Juris Doctorate and Bachelor of Arts from the University of Georgia.

     William A. Yuan is President and Chief Executive Officer of Reliance Management, LLC, and Managing Director of Redwood Communications, an entertainment, production, financing and distribution company of motion picture films. From 1985 until 1996, Mr. Yuan was employed by Merrill Lynch and Salomon Smith Barney in various positions, the last being Senior Vice President, Head of Equity at Merrill Lynch. Mr. Yuan earned a Bachelor of Science in Economics from Cornell University in 1983.

Significant Employees

     Cecile E. Kehoe, age 45, began as a consultant to the Company in April 1996. In January 1997, Ms. Kehoe joined the Company as its Regulatory/Quality Assurance Director. Ms. Kehoe is responsible for new product development, regulatory compliance (FDA/OTC), clinical testing and quality assurance of the products. From 1981 until joining the Company, she was employed by Pepsi- Cola Research and Technical Services, lastly as their Senior Manager of the Analytical Department. She earned Bachelor of Science and Master of Science degrees from St. John's University in 1974 and 1979, respectively. Cecil is the wife of Gary S. Kehoe.

     Richard Sigtermans, age 29, is the Production Manager of the Company. From October 1995 to September 1996 he was Manager of Quality Control and Information Systems for the Company. Mr. Sigtermans is responsible for all aspects of chewing gum production, including purchasing and planning. He also administers the Company's management information systems. From 1991 to 1993, he was employed by LifeSavers Company, a division of Nabisco Food Group, Inc., in its new product development group. From 1993 until he joined the Company in October 1995, he was employed by Compac Corporation, a division of TriMas Corporation, first as its Quality Project Coordinator and then as its Computer Operations Supervisor. Mr. Sigtermans graduated from GMI Engineering and Management Institute with a Bachelor of Science degree in 1991.

     Shanna L. Gallo, age 35, was promoted to Controller for the Company in July of 1996. Ms. Gallo is responsible for all aspects of the day-to-day accounting, customer service and office management of the Company. From 1992 to 1996, Ms. Gallo was employed by Food For Health, Inc., a Phoenix-based health food distributor, as their Accounts Payable Manager. From 1987 to 1992, she was employed at the University of California, Los Angeles as an accountant.

     James A. Marini, age 37, started with the Company in September of 1997 as the National Sales Manager. Mr. Marini's primary responsibilities are management of the retail sales of the Company. From 1978 to 1997, Mr. Marini held several positions with Taylor Supermarkets, an east coast supermarket chain, his last being Vice President of Operations.

     Mark B. Klein, age 48, started with the Company in September of 1997 as its Marketing Manager. Mr. Klein's responsibilities include the development of private label business and the marketing of the Company's branded products. From 1994 to 1997, he was President of Pay-Ezz Financial Group, a personal bill paying franchisor. From 1986 to 1993, Mr. Klein was employed by Carter-Wallace as its Vice President of Marketing in charge of OTC consumer products. He has held other senior management position with major companies such as Colgate-Palmolive, Inc., RJR Nabisco, Avis and London International (Schmidt Laboratories). Mr. Klein earned his Bachelor of Arts degree in Economics from Concordia University in Montreal, Canada in 1970.

     Arthur Harding, age 56, started with the Company in November of 1995 as its Human Resources Manager. Mr. Harding's responsibilities include all aspects of human resources and governmental compliance matters. From 1984 to 1995, Mr. Harding was employed by Food For Health, Inc., a Phoenix-based health food distributor, as Vice President of Human Resources. From 1969 to 1984, Mr. Harding held several positions with Greyhound/Dial, the last being Director of National Safety and Security. Mr. Harding earned his Bachelor of Science degree in Natural Sciences from San Francisco State in 1971.

     Brenda Lum, age 37, returned to the Company in April 1998 as its International Sales Manager. From 1992 until 1995, Ms. Lum was employed by Proctor and Gamble as a Sales and Merchandising Account Executive for the Cosmetics and Fragrance Division. From 1995 until 1997, Ms. Lum worked for the Company as an International Sales Account Executive. In 1997 she was employed by Irwin Naturals, Inc. as International Sales Manager. Ms. Lum earned her Bachelor Arts in Communications from California State-Northridge in 1982.

Business of the Board of Directors

     During the fiscal year ended December 31, 1997, the Company's Board of Directors held seven meetings, either in person or by consent resolution. All directors attended or participated in all of these meetings.

Audit Committee

     In 1997 the Company's Board of Directors elected Dr. Bruce A. Jorgenson and William A. Yuan to the Audit Committee. The functions of the Audit Committee are to receive reports with respect to loss contingencies, the public disclosure or financial statement notation of which may be legally required; annually review and examine those matters that relate to a financial and performance audit of the Company's employee plans; recommend to the Company's Board of Directors the selection, retention and termination of the Company's independent accountants; review the professional services, proposed fees and independence of such accountants; and provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee held one meeting during fiscal 1997.

Compensation Committee

     In 1997 the Company's Board of Directors elected Dr. Bruce A. Jorgenson and William A. Yuan to the Compensation Committee. The functions of the Compensation Committee are to review annually the performance of the chairman and president and of the other principal officers whose compensation is subject to the review and recommendation by the Committee to the Company's Board of Directors. Additionally, the Compensation Committee is to review compensation of outside directors for service on the Company's Board of Directors and for service on committees of the Company's Board of Directors, and to review the level and extent of applicable benefits provided by the Company with respect to automobiles, travel, insurance, health and medical coverage, stock options and other stock plans and benefits. The Compensation Committee held one meeting during fiscal 1997.

Director Compensation

     The Company's nonsalaried directors receive reimbursement for out-of-pocket expenses incurred in attending Board of Directors' meetings and have been granted stock options under the Company's 1995 Stock Option Plan.

Executive Compensation

     The following table discloses certain compensation paid to the Company's executive officers for the years ended December 31, 1995, 1996, 1997.


                                                                                Long Term Compensation
                                             Annual Compensation                   Awards           Payouts
                                    ------------------------------------- ------------------------ ----------
                                                                 Other
                                                                 Annual    Restrict-                           All Other
         Name and                                               Compen-    ed Stock     Options/      LTIP      Compen-
    Principal Position      Year       Salary        Bonus       sation     Awards        SARs      Payouts      sation
----------------------------------- ------------- ------------ ---------- ----------- ------------ ---------- ------------

Gary S. Kehoe President     1997       $84,333     $20,000(1)     -0-         -0-        88,000       -0-         -0-
Chief Operating Officer

Jeffrey L. Bouchy (2)       1997     $78,000(3)       -0-         -0-         -0-        9,000        -0-      $56,408(4)
Former Chief Financial
Officer

Gerald N. Kern (5) Former   1997     $160,483(6)    $36,080       -0-         -0-      156,500(7)     -0-         -0-
Chief Executive Officer     1996       $56,250        -0-         -0-         -0-      300,000(8)     -0-         -0-

(1)  Includes $10,000 that was accrued in 1997, but paid in 1998.
(2)  Mr. Bouchy resigned in June 1998.
(3)  Includes $6,000 automobile allowance paid by the Company.
(4)  Represents  proceeds  from the sale of  shares of the  Company's  stock Mr.
     Bouchy received from exercise of options.
(5)  Mr. Kern resigned in February 1998.
(6)  Includes $9,600 automobile allowance paid by the Company.
(7) These options were subsequently canceled pursuant to Mr. Kern's termination agreement (See "Related Transactions").
(8) Does not include an option to purchase 50,000 shares from Mr. Ratcliff at a price of $2.00 per share.


Option Grants in Last Fiscal Year

     The following table provides information on option grants during the year ended December 31, 1997 to the named executive officers:


                                    Percentage of
                                    Total Options
                                      Granted to
                       No. of        Employees in    Exercise   Expiration
      Name         Options Granted  Fiscal Year(1)    Price        Date
-----------------  ---------------  --------------   --------   ----------

Gerald N. Kern         156,500          27.7%         $10.75     9/22/2000

Gary S. Kehoe           88,000          15.6%         $10.75     9/22/2000

Jeffrey L. Bouchy        9,000           1.6%         $10.75     9/22/2000

(1) Percentage figure aggregates all stock options granted to respective individuals during fiscal year 1997.

Aggregate Option Exercises in 1997 Fiscal Year And Year End Option Values

     The following table provides information on the value of the named executive officer's unexercised options at December 31, 1997. An aggregate of 144,000 shares of Common Stock were acquired upon exercise of options during the year ended December 31, 1997.


                      Number of Unexercised            Value of Unexercised
                      ---------------------            --------------------
                        Options at Year End     In-the-Money Options at Year End
                        -------------------     --------------------------------

Name                Exercisable   Unexercisable   Exercisable    Unexercisable
----                -----------   -------------   -----------    -------------

Richard Ratcliff      364,000           0          $1,911,000          0

Gerald N. Kern        100,000           0          $   94,000          0

Gary S. Kehoe         238,000           0          $  300,000          0

Jeffrey L. Bouchy      69,000           0          $   43,125          0

Stock Option and Restricted Stock Plans

     1995 Stock Option Plan. In March 1995, the Company adopted a stock option plan (the "Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonqualified stock options" within the meaning of
Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, directors, key employees and consultants of the Company.

     The Plan is administered by the Compensation Committee of the Board of Directors which is comprised of a majority of nonemployee directors. At December 31, 1997, the Company had reserved 2,000,000 shares of Common Stock for issuance under the Plan. Under the Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only during the time the option holder is an employee of the Company or within 90 days of termination of such employment if a Registration Statement on Form S-8 ("S-8") covering the underlying shares was effective as of the date of termination of employment. If an S-8 covering the underlying shares was not effective on the date of termination, then the employee has one year following termination to exercise the options. If an employee is terminated for cause, any unexercised options will be canceled as of the date of such termination. Options under the Plan must be granted within three years from the effective date of the Plan and the exercise date of an option cannot be later than three years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of April 21, 1998, 1,428,500 unexercised options had been granted under the Plan to executive officers and directors and were currently outstanding. The per share exercise prices represented the fair market value of the Company's Common Stock at the date such options were granted, based on prior sales of the Company's Common Stock. The table below sets forth the total number of options issued to each executive officer and director of the Company and the exercise price. Mr. Kehoe's options are exercisable until April 2000. Mr. Bouchy's options are exercisable until June 25, 2001. All other options are exercisable at various times through June 2001. To date, a total of 750,000 stock options have been exercised. All of the options set forth in the table below, except those exercisable by Mr. Boone and Mr. Russell at $6.88, and those exercisable by Dr. Jorgenson at $11.44, have been revalued.


                                Total Number of
  Name of Executive           Options Outstanding              Exercise Price
  -----------------           -------------------              --------------

Gary S. Kehoe                       188,000                          5.63
Jeffrey L. Bouchy                    70,000                          5.85
William J. Hemelt                    50,000                          5.50
William A. Yuan                      20,000                          5.81
William D. Boone                     70,000                      5.63 to 6.88
W. Brown Russell, III                70,000                      5.63 to 6.88
Bruce A. Jorgenson                   20,000                         11.44
                                   ---------
TOTAL                               438,000
                                  ===========


     In addition to the above options issued to executive officers and directors, 247,500 options have been issued to employees ranging in exercise price from $5.625 to $6.125 per share.

     The Company issued 100,000 options outside the Plan to two persons (50,000 options exercisable at $4.50 per share and 50,000 options exercisable at $5.00 per share) for investment banking consulting services.

Ownership of Common Stock by Nominees For Directors, Executive Officers and Certain Shareholders

     The following table sets forth information, as of the date of this report, with respect to the number of shares of Common Stock of the Company beneficially owned by individual directors, by all directors and officers of the Company as a group, and by persons known by the Company to own more than 5% of the Company's Common Stock. All shares are owned beneficially and of record. The address of all persons (unless otherwise noted in the footnotes below) is in care of the Company at 246 E. Watkins Street, Phoenix, Arizona 85004.

                                                                Percent of
Name of Beneficial Owner              Number of                Common Stock
     and Address                       Shares                     Owned
------------------------            ------------              --------------

Gerald Kern(1)                          100,000                     1.6%
Richard Ratcliff(2)                     423,000                     6.8%
Gary S. Kehoe(3)                        278,000                     4.4%
Jeffrey L. Bouchy(4)                     70,000                     1.1%
William D. Boone(5)                     101,630                     1.7%
William A. Yuan(6)                       20,070                      *
W. Brown Russell, III(7)                 73,500                     1.2%
Bruce A. Jorgenson(8)                   190,700                     3.1%
William J. Hemelt (9)                    50,000                      *
All directors and
officers as a group
(nine persons)                        1,306,900                   19.44%

----------

*    Less than 1%.

(1) Includes options to purchase 100,000 shares at $5.81 per share until February 1999.
(2)  Includes 62,400 shares owned by Members of the Ratcliff's immediate family.
(3) Includes options to purchase 188,000 shares at $5.625 per share until April 2001.
(4) Includes options to purchase 70,000 shares at $5.85 per share until June 24, 2001.
(5) Includes options to purchase 20,000 shares at $6.88 per share until February 2001 and 50,000 shares at $5.625 per share until April 2001.
(6) Includes options to purchase 20,000 shares at $5.81 per share until February 2001. Mr. Yuan's address is 228 Main Street, Venice, California 90291.
(7) Includes options to purchase 20,000 shares at $6.88 per share until February 2001 and 50,000 shares at $5.625 per share until April 2001.
(8) Includes options to purchase 20,000 shares at $11.44 per share until June 2000. Dr. Jorgenson's address is 1580 Antelope Drive, #100, Layton, Utah 84041.
(9)  Includes  options to purchase  50,000  shares at $5.50 per share until June
     2001.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, the Company believes that during the fiscal year ended December 31, 1997, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except as set forth below. Three of the Company's officers and directors (Messrs. Kehoe, Kern and Bouchy) inadvertently failed to file one Form 4 each during the calendar year ended December 31, 1997. Messrs. Kehoe, Kern and Bouchy subsequently filed a Form 5 reporting the Form 4 transactions.

                              CERTAIN TRANSACTIONS

     In October 1995, the Company borrowed $1,550,000 from a group of four lenders (the "1995 Bridge Loan"). As additional compensation for the 1995 Bridge Loan, the Company issued an aggregate of 465,000 common stock purchase warrants to the lenders, each such warrant exercisable to purchase one share of the Company's Common Stock at $2.00 per share exercisable in perpetuity. The Bridge Loan bore interest at 8% per annum and was repaid in April 1996 using proceeds from a public offering in April, 1996, which is further described below. The Bridge Loan lenders included Brett Bouchy, a former principal shareholder of the Company, who received 165,000 warrants, and Robert H. Wood, a former director of the Company, who received 75,000 warrants.

     In March 1996, Brett Bouchy sold the 165,000 warrants acquired pursuant to the Bridge Loan for $5.00 per warrant. 100,000 warrants were sold to Gary S. Kehoe and 65,000 to Robert H. Wood, both of whom are officers and directors of the Company. Messrs. Kehoe and Wood paid the purchase price by issuing promissory notes to Mr. Bouchy bearing interest at 9% per annum. The warrants were not collateral for the promissory notes. The promissory notes are due the earlier of (i) six months after the warrants are exercised, or (ii) if during the period from April 24, 1997 until April 24, 2000 the closing price of the Company's Common Stock on NASDAQ is $10.00 or more per share for five consecutive trading days, then the promissory notes are due six months from the last such trading day. If neither event occurs, the promissory notes become void and of no value on April 24, 1999 and the warrants remain the property of Messrs. Kehoe and Wood. Under no circumstances will the warrants become returnable to Mr. Bouchy. In July, 1997, Mr. Kehoe sold the 100,000 warrants acquired from Mr. Bouchy to Andrew Lessman for $6.88 per warrant and used the proceeds to satisfy the promissory note to Mr. Bouchy. Mr. Lessman has not exercised the warrants.

     In December 1995, Dale Holdings, Inc. ("Dale"), a principal shareholder of the Company owned by Riverlux Trust REG and Mr. Brett Bouchy, dissolved and transferred 51% and 49%, respectively, of its Common Stock in the Company and its loans receivable due from the Company to Riverlux Trust REG and Brett Bouchy. Riverlux Trust REG and Brett Bouchy received 665,265 shares and 639,175 shares, respectively, of Dale's stockholdings in the Company and $433,500 and $416,500, respectively, of Dale's loans receivable from the Company. The loans were repaid out of proceeds of the 1996 Public Offering, which is further described below. Subsequently, Riverlux Trust REG and Mr. Bouchy each sold 20,000 shares of the Company's Common Stock to Mr. Kehoe for $2.00 per share.

     Through a private equity placement in January 1996, the Company raised $3,095,875 to repurchase and retire 619,175 shares of the Company's Common Stock held by a former principal shareholder.

     In January 1996, Earl K. Manhold III, a former director of the Company, exercised options to purchase 60,000 shares of the Company's Common Stock at $2.00 per share and sold such shares to John E. Epert, who was the Company's Chairman at that point for the same price per share.

     Since 1994, the Company has purchase an ingredient in its ChromaTrim gum product from Interhealth Nutritionals, Inc., ("Interhealth"), a company in which Mr. Ratcliff was formerly a member of the Board of Directors. The Company did not pay a different price for the ingredient during the time Mr. Ratcliff was a member of Interhealth's Board of Directors and the Company believes that the price it has paid and currently pays for the ingredient is fair, reasonable and consistent with prices charged by unaffiliated suppliers.

     In January 1996, the Company loaned Mr. Epert, who is a former officer and director, $150,000 bearing interest at 8% per annum due January 29, 1998. The loan was extended until April 15, 1998, and was repaid in full on that date.

     On February 10, 1998, the Company entered into a Settlement Agreement and Release with Mr. Kern pursuant to his resignation as Chief Executive Officer. The Agreement includes a severance package including payment of $200,000, the forgiveness of $116,000 of debt and officer's advances owed to the Company, and 100,000 Company stock options which are exercisable by Mr. Kern for up to one year at $5.81 per share upon cancellation of all of his existing options. $50,000 of the cash payment to Mr. Kern is being held in trust for 120 days subject to a mutual non-disparagement clause.

     The Company believes that the terms of all agreements described above which involve the Company's officers, directors, principal shareholders or affiliates are fair, reasonable and consistent with terms that the Company could obtain from unaffiliated third parties. All future agreements with officers, directors, principal shareholders and affiliates will be approved by a majority of the Company's disinterested directors.

           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Articles of Incorporation currently authorize the Company to issue ten million shares of Common Stock. The Board of Directors has approved, subject to Shareholder ratification, an amendment to Article IV of the Company's Articles of Incorporation, to increase the number of authorized shares of Common Stock from ten million shares to twenty million shares.

     The text of Article IV, if amended, will read as follows:

     The total number of shares of capital stock that may be issued by the Corporation is Twenty One Million (21,000,000) shares. Of these 21,000,000 shares, Twenty Million (20,000,000) shall be designated "Common Stock" and One Million (1,000,000) shares shall be designated "Preferred Stock."

The text of the remainder of Article IV of the Company's Articles of Incorporation will not be changed if the proposed amendment is approved.

     The proposed increase in the number of shares of authorized Common Stock will ensure that shares can be issued if needed in connection with future equity financings, acquisitions, stock splits, stock dividends, and other corporate purposes. The Board of Directors believes that it is beneficial to the Company to have the additional shares available for such purposes without delay or the necessity of an additional special Shareholders' meeting. The Company has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

     No further action by the Company's Shareholders would be necessary to issue the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed.

     The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding.

     As stated above, the Company has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any additional shares of Common Stock which would be authorized by the proposed amendment. However, the increased authorized shares could be used to make a takeover attempt more difficult such as by using the shares to make a counteroffer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Board is unaware of any effort to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Characteristics of Common Stock

     The holders of Common Stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the Shareholders. Shareholders are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro-rata in any distribution to Shareholders. Holders of Common Stock have no preemptive, subscription or conversion rights.

     Shareholders of the Company do not have preemptive rights to subscribe for or purchase any shares of Common Stock that may be issued in the future. Shares of Common Stock generally may be issued by the Board for any proper corporate purpose without further Shareholder action, unless required by applicable laws, rules or regulations.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during the fiscal years ended December 31, 1997, was Angell & Deering, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 1998. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                              ELECTION OF DIRECTORS

                                (Proposal No. 1)

     At the Annual Meeting, the Company will seek the election of Bruce A. Jorgenson, M.D., Gary S. Kehoe, William D. Boone, W. Brown Russell, III, and William Yuan as directors, each to hold office until the Company's next annual meeting of Shareholders or until his successor is elected and qualified.

Required Vote

     The five nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF BRUCE A. JORGENSON, M.D., GARY S. KEHOE, WILLIAM D. BOONE, W. BROWN RUSSELL, III, AND WILLIAM YUAN.


AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                                (Proposal No. 2)

     The Board of Directors will seek the approval of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of the Company's Common Stock from 10 million shares to 20 million shares.

Required Vote

     The affirmative vote of a majority of the outstanding Common Stock is required for the approval of the amendment to the Company's Articles of Incorporation.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                            PROPOSALS BY SHAREHOLDERS

     Any shareholder desiring to have a proposal included in the Company's proxy statement for its 1999 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to the Company's principal executive offices not later than March 19, 1999.


                                  OTHER MATTERS

     The Company's Board of Directors is not presently aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

                                  ANNUAL REPORT

     A copy of the Company's 1997 Annual Report to Shareholders which includes the Company's financial statements for the fiscal year ended December 31, 1997, was mailed with this Notice and Proxy Statement on or about June 8, 1998 to all shareholders of record on May 27, 1998. The Company will provide the Company's complete Annual Report on Form 10-KSB at no charge to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of the Company's Common Stock on May 27, 1998.




                                           By Order of the Board of Directors,


                                           /s/  William J. Hemelt
                                           -------------------------------------
                                           William J. Hemelt
                                           Secretary

Phoenix, Arizona
June 8, 1998

                          GUM TECH INTERNATIONAL, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  hereby  constitutes and appoints GARY S. KEHOE and WILLIAM
J. HEMELT with full power of substitution, the true and lawful attorney and proxy of the undersigned, to attend the Annual Meeting of the Shareholders of GUM TECH INTERNATIONAL, INC. (the "Company") to be held at the Company's headquarters located at 246 E. Watkins Street, Phoenix, Arizona 85004, on July 17, 1998 at 10:00 a.m., local time., and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

     Proposal No. 1: To elect five directors to the Company's Board to serve for the next year or until their successors are elected.

     Nominees:      BRUCE A. JORGENSON,  M.D., GARY S. KEHOE,  WILLIAM D. BOONE,
                    W. CROWN RUSSELL, III, AND WILLIAM A. YUAN

       ____ VOTE for all nominees except those whose names are written on the line provided below (if any).

       __________________________

       ____    VOTE WITHHELD on all nominees


       PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

     Proposal No. 2: To authorize an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10 million shares to 20 million shares.

       ____    VOTE for the amendment to the Articles of Incorporation.

       ____    VOTE against the amendment to the Articles of Incorporation.

       ____    VOTE WITHHELD on proposal.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

       DATED:_______________, 1998

                                             -----------------------------------
                                             (Signature)


                                             -----------------------------------
                                             (Signature)

                                             When     signing    as    executor,
                                             administrator, attorney, trustee or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by president
                                             or other authorized  officer.  If a
                                             partnership,    please    sign   in
                                             partnership   name  by   authorized
                                             person. If a joint tenancy,  please
                                             have both joint tenants sign.


                                       -1-